UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☑  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material under Rule 14a-12

BIOLIFE SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑  No fee required

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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May 29, 2020

Dear Stockholder:

You are cordially invited to attend BioLife Solutions, Inc.’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on July 9, 2020 at 9:00 a.m. Pacific Time. The formal meeting notice and proxy statement for the Annual Meeting are attached.

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BLFS2020.

We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for our stockholders and the company. The virtual meeting format allows attendance from any location in the world.

Even if you are planning on attending the Annual Meeting online, please promptly submit your proxy vote by Internet, telephone, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Annual Meeting. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials you received for the Annual Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on July 8, 2020. If you attend the Annual Meeting online and wish to vote at the Annual Meeting, you will be able to do so even if you have previously returned your proxy card.

Thank you for your continued support of and interest in BioLife Solutions, Inc.

Sincerely,

/s/ Michael Rice
Michael Rice
President and Chief Executive Officer
Bothell, Washington
May 29, 2020

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING WHETHER OR NOT YOU ATTEND ONLINE, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE. YOUR PROXY, GIVEN BY VOTING PRIOR TO THE ANNUAL MEETING, MAY BE REVOKED PRIOR TO ITS EXERCISE BY ENTERING A NEW VOTE OVER THE INTERNET, FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE ANNUAL MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING ONLINE AND VOTING ONLINE.

IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE ANNUAL MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES.

IF YOU HAVE CHOSEN TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE RETURN ENVELOPE PROVIDED.

ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING ONLINE MAY VOTE EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

BIOLIFE SOLUTIONS, INC.

3303 Monte Villa Parkway, Suite 310

Bothell, Washington 98021

(425) 402-1400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, JULY 9, 2020

9:00 a.m. PACIFIC TIME

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of BioLife Solutions, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), will be held on July 9, 2020, at 9:00 a.m. Pacific Time, as a virtual meeting. You will be able to attend, vote your shares, and submit questions during the Annual Meeting via a live webcast available at www.virtualshareholdermeeting.com/BLFS2020. The Annual Meeting will be held for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.

ELECTION OF DIRECTORS.  To elect the five (5) directors named in the attached proxy statement to serve until his/her successor is duly elected and qualified, unless he/she resigns, is removed or otherwise is disqualified from serving as a director of the Company;

2.	APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS. To approve on a non-binding, advisory basis the compensation of our named executive officers;

3.

APPROVAL OF THE BASIS OF FREQUENCY TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION. To select on a non-binding, advisory basis the frequency of conducting future stockholder advisory votes on named executive officer compensation;

4.

AMENDMENT TO THE SECOND AMENDED AND RESTATED 2013 PERFORMANCE INCENTIVE PLAN.  To amend the Second Amended And Restated 2013 Performance Incentive Plan to increase the aggregate number of shares of common stock which may be issued under the plan by 900,000 shares from 4,100,000 to 5,000,000 shares; and

5.	ANY OTHER BUSINESS. To consider and vote upon any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors recommends that stockholders vote FOR each of the director nominees, vote FOR the approval on a non-binding, advisory basis of the compensation of our named executive officers, vote FOR three years for the frequency of conducting future stockholder advisory votes on named executive officer compensation, and vote FOR the amendment to our Second Amended and Restated 2013 Performance Incentive Plan.  Only stockholders of record (including persons that held shares of restricted Common Stock issued pursuant to our Second Amended and Restated 2013 Performance Incentive Plan) at the close of business on May 12, 2020 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for ten days before the Annual Meeting at our principal executive office for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.  Our stock transfer books will remain open between the Record Date and the date of the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, on May 29, 2020, we first sent our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2020 proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2019 online. Stockholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive a printed copy.

To assure your representation at the Annual Meeting, please vote your proxy via the Internet, by telephone, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting online and vote, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting. IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE DIRECTOR NOMINEES, FOR the approval on a non-binding, advisory basis of the compensation of our named executive officers, FOR three years for the frequency of conducting future stockholder advisory votes on named executive officer compensation, and vote FOR the amendment to our Second Amended and Restated 2013 Performance Incentive Plan.

Please note: If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on July 9, 2020:  This notice of annual meeting of stockholders, the proxy statement, including your proxy card, and our annual report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Sincerely,

/s/ Michael Rice
Michael Rice
President and Chief Executive Officer
Bothell, Washington
May 29, 2020

v

BIOLIFE SOLUTIONS, INC.

3303 Monte Villa Parkway, Suite 310

Bothell, Washington 98021

(425) 402-1400

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on July 9, 2020:  This notice of annual meeting of stockholders, the proxy statement, including your proxy card, and our annual report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.proxyvote.com.

The enclosed proxy is solicited on behalf of BioLife Solutions, Inc., a Delaware corporation, by its Board of Directors (the “Board”) for use at its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at 9:00 a.m. Pacific Time on July 9, 2020, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice. You will be able to attend the Annual Meeting online, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BLFS2020.

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2019 to our stockholders by providing access to such documents on the Internet instead of mailing printed copies.  Most stockholders will not receive printed copies of the proxy materials unless they request them.  Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet.  The Notice also instructs you as to how you may submit your proxy on the Internet.  By accessing and reviewing the proxy materials on the Internet, you will save us the cost of printing and mailing these materials to you and reduce the impact of such printing and mailing on the environment.  If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Notice.

These proxy solicitation materials were first sent or given on or about May 29, 2020 to all stockholders entitled to vote at the Annual Meeting. Stockholders who owned shares of common stock, par value $0.01 per share (the “Common Stock”) of BioLife Solutions (including persons that held shares of restricted Common Stock issued pursuant to our Second Amended and Restated 2013 Performance Incentive Plan) at the close of business on May 12, 2020 (the “Record Date”) are entitled to receive notice of, attend and vote at the Annual Meeting. On the Record Date, there were 21,212,702 shares of Common Stock outstanding and approximately 7,750 beneficial holders of our Common Stock. Additionally, there were 838,415 unvested restricted shares of Common Stock outstanding on the Record Date. Each share of Common Stock and unvested restricted share of Common Stock entitles the holder to one vote.

We will provide, without charge, a copy of our annual report on Form 10-K to each stockholder of record as of the Record Date that requests a copy in writing.  Any exhibits listed in the annual report on Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit.  Any such requests should be directed to our Corporate Secretary at our executive offices set forth above.

References to the “Company,” “BioLife,” “BioLife Solutions,” “our,” “us” or “we” mean BioLife Solutions, Inc.

VOTING AND RELATED MATTERS

Voting Procedures

As a stockholder of BioLife Solutions, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Annual Meeting and upon which you are being asked to vote are discussed below in the “Proposals” section. Each share of BioLife Solutions Common Stock (including each share of restricted Common Stock issued pursuant to the Second Amended and Restated 2013 Performance Incentive Plan) you owned as of the Record Date entitles you to one vote on each proposal presented at the Annual Meeting.

Proxy Card

The proxy card which is accessible over the Internet or in physical form if you requested to receive physical copies of the proxy materials enables you to appoint Michael Rice, our Chief Executive Officer and President, and Roderick de Greef, our Chief Financial Officer and Chief Operating Officer, as your representatives at the Annual Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing Messrs. Rice and de Greef to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the virtual Annual Meeting. Even if you plan to attend the virtual Annual Meeting, we think that it is a good idea to complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

Methods of Voting

You may vote over the Internet, by mail or in person online at the Annual Meeting. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

Voting over the Internet.  You can vote via the Internet.  The website address for Internet voting is provided on the Notice and on the proxy card. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on July 8, 2020.  Internet voting is available 24 hours a day.  If you vote via the Internet, you do not need to return a proxy card. If you sign and return the proxy card or submit an electronic vote but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, you may vote by proxy via the Internet by following the instructions provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

Voting by Telephone. Using a touch-tone telephone, you may transmit your voting instructions to the number provided in the Notice.

Voting by Mail.  If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Voting at the Meeting.  If you attend the Annual Meeting online and plan to vote, you will be able to vote virtually. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote online at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need a legal proxy from your broker or other nominee authorizing you to vote those shares online at the Annual Meeting.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must:

●	enter a new vote over the Internet, or sign and return a replacement proxy card;

●

provide written notice of the revocation to our Corporate Secretary at our principal executive office, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021, which written notice must be received prior to the Annual Meeting; or

●	attend the virtual Annual Meeting online and vote.

Quorum and Voting Requirements

Stockholders of record (including persons that held shares of restricted Common Stock issued pursuant to our Second Amended and Restated 2013 Performance Incentive Plan) at the close of business on May 12, 2020, are entitled to receive notice and vote at the Annual Meeting. On the Record Date, there were 21,212,702 issued and outstanding shares of our Common Stock. Additionally, there were 838,415 unvested restricted shares of Common Stock outstanding. Each holder of Common Stock (or restricted Common Stock) voting at the Annual Meeting, either online or by proxy, may cast one vote per share of Common Stock held on the Record Date on all matters to be voted on at the Annual Meeting. Stockholders may not cumulate votes in the election of directors.

The presence, in person online or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Assuming that a quorum is present:

(1)	a plurality of the shares present in person online or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be required to elect each Board nominee;
(2)

the compensation of our named executive officers will be approved on a non-binding, advisory basis, if a majority of the votes properly cast at the meeting on this proposal vote to approve this proposal;

(3)

the frequency of conducting future stockholder advisory votes on named executive officer compensation (which will be either every year, every two years or every three years) will be determined by the frequency that receives the largest number of votes; and

(4)

the amendment to the Second Amended and Restated 2013 Performance Incentive Plan will be approved if a majority of the votes properly cast at the meeting on this proposal vote to approve this proposal.

Votes cast by proxy or online at the Annual Meeting will be tabulated by the election inspector appointed for the Annual Meeting who will also determine whether a quorum is present.  The election inspector will treat abstentions as shares that are present for purposes of determining the presence of a quorum.  However, because each of the proposals are “non-routine” matters, brokers will not be permitted to vote on any of the matters without instruction from the beneficial owner of the shares and therefore broker non-votes (i.e., shares held by a broker or nominee that are represented online at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will not be treated as present for purposes of determining the presence of a quorum. With regard to the election of our director nominees, broker non-votes and votes marked “withheld” will not affect the outcome of the election of the directors. With regard to Proposals Two, Three and Four, abstentions and broker non-votes will not be counted for purposes of determining whether such proposal has been approved and will not have the effect of negative votes.

If your shares are held by a bank or broker in street name, it is important that you cast your vote if you want it to count in the election of directors and each of the other matters (all of which are non-routine matters). Voting rules will prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and each of the other matters (all of which are non-routine matters). Accordingly, if your shares are held by a bank or broker in street name and you do not instruct your bank or broker how to vote in the election of directors or each of the other matters (all of which are non-routine matters), no votes will be cast on your behalf.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted:

(1)	“for” the election of each Board nominee set forth in this proxy statement unless the authority to vote for such directors is withheld;

(2)	“for” the approval on an advisory basis of the compensation of our named executive officers as disclosed in this proxy statement;

(3)	“for” conducting future stockholder advisory votes on the compensation of named executive officers every three years;

(4)

“for” amending the Second Amended and Restated 2013 Performance Incentive Plan to increase the aggregate number of shares of common stock which may be issued under the plan by 900,000 shares from 4,100,000 to 5,000,000; and

(5)	at the discretion of your proxies on any other matter that may be properly brought before the meeting.

Voting Results

Voting results will be announced at the Annual Meeting and published in a Current Report on Form 8-K that will be filed with the SEC within four business days after the Annual Meeting.

Holding of Stock

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below and described elsewhere herein, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Broadridge, LLC, you are a “stockholder of record” who may vote at the Annual Meeting, and we sent the Notice to you and directed you to these proxy materials. As the stockholder of record, you have the right to direct the voting of your shares by voting as described above. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and the Notice and the instructions to review these proxy materials were forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend online the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares online at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card sent to you by your broker; however, you will not be able to vote online at the Annual Meeting.

Householding of Proxy Materials; Receipt of More than One Proxy Card

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials and annual reports. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household.  This practice is designed to reduce our printing and postage costs.  However, if you are residing at such an address and wish to receive a separate annual report on Form 10-K or proxy statement in the future, you may telephone our Secretary at (425) 402-1400 or write to BioLife Solutions, Inc., 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021.  If you are receiving multiple copies of our annual report on Form 10-K and proxy statement, you may request householding by contacting our Secretary in the same manner.

If you have received more than one Notice or otherwise have access to more than one proxy card, you may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

Proxy Solicitation

We are soliciting proxies solely on behalf of the Company and will bear the cost of this solicitation.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.  Proxies also may be solicited by our directors, officers or employees, personally, by telephone, facsimile, Internet or other means, without additional compensation. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If we do elect to retain a proxy solicitor, we will pay the proxy solicitor reasonable and customary fees. Except as described above, we do not presently intend to solicit proxies other than by mail.

No Right of Appraisal

None of Delaware law, our Amended and Restated Certificate of Incorporation, as amended, or our Amended and Restated Bylaws (the “Bylaws”) provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Who Can Answer Questions About Voting Your Shares

You can contact our Corporate Secretary at (425) 402-1400 or by sending a letter to our Corporate Secretary at our principal executive office, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021, with any questions about proposals described in this proxy statement or how to execute your vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on July 9, 2020:  The notice of annual meeting of stockholders, this proxy statement, including your proxy card, and our annual report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.proxyvote.com.

EXECUTIVE OFFICERS AND DIRECTORS

The following table and text set forth the names and ages of our directors and executive officers as of May 29, 2020. The Board is comprised of only one class of directors. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years (based on information supplied by them) and an indication of directorships held by each director in other public companies subject to the reporting requirements under the Federal securities laws. During the past ten years, none of our directors or executive officers has been involved in any legal proceedings that are material to an evaluation of the ability or integrity of such person:

Name	Age	Position and Offices With the Company
Todd Berard	51	Chief Marketing Officer
Roderick de Greef	59	Chief Operating Officer and Chief Financial Officer
Karen Foster	60	Chief Quality Officer
James Mathers	61	Chief Revenue Officer
Aby J. Mathew, Ph.D.	48	Executive Vice President and Chief Scientific Officer
Michael Rice	57	Chief Executive Officer, President, and Director
Marcus Schulz	42	Vice President, Global Sales (1)
Raymond Cohen	61	Chairman of the Board
Thomas Girschweiler	62	Director
Andrew Hinson	56	Director
Joseph Schick	58	Director

(1)   Effective July 1, 2020.

Todd Berard has been Chief Marketing Officer since December 2019. Before his appointment as Chief Marketing Officer, Mr. Berard had served as Vice President of Marketing since February 2015 and Senior Director of Marketing since July 2014. Previous to BioLife, Mr. Berard served as Director of Marketing at Verathon Medical; a division of Roper Inc., from September 2010 until July 2014, overseeing the global marketing, product development, and product launch strategies for a portfolio of six medical device brands. He also managed all strategic partnerships for product development and helped guide the organization through several key product launches and the corporate acquisition. At Verathon, Mr. Berard oversaw a creative and product management team of 12. Responsibilities included all global marketing initiatives and campaigns, strategy, product portfolio management, and strategic planning. He has over twenty years of experience in life sciences, health care, medical devices, and technology; working for both global leaders and small technology startups, including the University of Washington School of Medicine, DuPont, and Medtronic. He has a Bachelor of Science Degree in Biochemistry from the University of Vermont and an MBA from the University of Washington Foster School of Business.

Roderick de Greef has been Chief Financial Officer since May 2016. In December 2019, Mr. de Greef was additionally appointed Chief Operating Officer. He was appointed interim Chief Financial Officer and interim Secretary in March 2016. Previously, Mr. de Greef served as a director of the Company from June 2000 through November 2013, and provided the Company with strategic and financial consulting services from July 2007 through August 2011. Since February 2019, Mr. de Greef has served as a director, chairman of the Audit Committee of the board of directors of Indonesia Energy Corporation Limited, an oil and gas exploration and production company. Mr. de Greef served Pareteum Corporation., a mobile communications company, as a director, chair of the Audit Committee and member of the Nominating and Corporate Governance Committee and Compensation Committee from September 2015 to September 2017, and also from January 2008 to October 2011. From November 2013 to October 2014, Mr. de Greef served as the president and sole director of Cambridge Cardiac Technologies, Inc. a privately held successor to Cambridge Heart, Inc. From November 2008 to October 2013, Mr. de Greef was the chairman of the board of Cambridge Heart, Inc., a manufacturer of non-invasive diagnostic cardiology products. From November 2003 to May 2013, Mr. de Greef served as a director, member of the Audit Committee and chairman of the Compensation Committee of Endologix, Inc. From 2001 to 2006, Mr. de Greef served as Executive Vice President and Chief Financial Officer of NASDAQ listed Cardiac Science, Inc., which in 2004 was ranked as the 4th fastest growing technology company in North America on Deloitte & Touche’s Fast 500 listing. Mr. de Greef received his MBA degree from the University of Oregon, and a B.A in Economics and International Relations from San Francisco State University. Mr. de Greef has extensive experience in corporate finance and the business world in general as well as serving as an officer and director of public companies.

Karen Foster has been Chief Quality Officer since December 2019. Before her appointment as Chief Quality Officer, Ms. Foster had served as Vice President, Operations since April 2016. From 2003 to early 2016, Ms. Foster was Vice President of Laboratory Operations and Site Leader at ViaCord, LLC, a family cord blood bank, and subsidiary of PerkinElmer Inc. Over a 25-year career, Ms. Foster has managed manufacturing and quality operations in several capacities for companies including ViaCord, Pfizer, Inc. (formerly Pharmacia Corporation) and Amersham Pharmacia Biotech, Inc. (formerly Phamacia Biotech, Inc.). She holds an MBA from the University of Wisconsin-Milwaukee (specialization in Operations Management), an M.S. in Zoology from University of Wisconsin-Milwaukee (specialization in Microbiology) and a B.S. in Biological Sciences from Michigan Technological University.

James Mathers has been Chief Revenue Officer since December 2019. Before his appointment as Chief Revenue Officer, Mr. Mathers had served as the Vice President, Global Sales, since May 2016. Mr. Mathers has more than 30 years of successful sales leadership and entrepreneurial experience in high growth medical and applied technology organizations. Mr. Mathers’ expertise lies in the building of scalable sales organizations in support of rapid market adoption of disruptive technologies. From October 2009 to December 2016, Mr. Mathers was Principal/Founder of the Mathers Group, a business consulting services firm for operational consultancy for physician owned specialty cancer centers and brokerage services for the acquisition and/or sale of radiation oncology capital equipment. From April 2013 to July 2014, Mr. Mathers was the Area Sales Director for MAKO Surgery/Stryker Orthopedics where he was responsible for the sales of RIO orthopedic robotics capital equipment for knee and hip replacement. From December 2011 to April 2013, Mr. Mathers was Director, Business Development for AMAMARK Healthcare responsible for sales revenue for outsourced clinical engineering functions. Previously, Mr. Mathers served in various global sales, marketing and business development leadership positions at Mako Surgical/Stryker Orthopedics, BrainLAB, Cardiac Science, Johnson & Johnson and Baxter Healthcare. Mr. Mathers has a Bachelor of Arts in Biology and Pre-Medicine from the University of Pennsylvania and an MBA from Pepperdine University. On May 12, 2020, Mr. Mathers informed the Board that he will retire from his position as Chief Revenue Officer of the Company effective June 30, 2020.

Aby J. Mathew, Ph.D. has been Executive Vice President and Chief Scientific Officer since December 2019. Before his appointment as Executive Vice President and Chief Scientific Officer, Mr. Mathew had served as Chief Technical Officer. Dr. Mathew was part of the founding team of BioLife Solutions, Inc., and has been employed by BioLife since 2000. Dr. Mathew is a co-developer of BioLife’s biopreservation media solutions and co-inventor on issued and pending patents related to methods, devices, and formulations for the preservation of cells, tissues, and organs. He holds a Ph.D. in Biological Sciences from Binghamton University and a B.S. in Microbiology from Cornell University. Dr. Mathew has been researching low temperature biopreservation since 1994, and his studies contributed to the development of BioLife’s current commercial HypoThermosol® and CryoStor® product platforms and intellectual property foundation. Dr. Mathew is currently active in, or previously a member of, AABB (formerly the American Association of Blood Banks), BEST (the Biomedical Excellence for Safer Transfusion collaborative), the International Society for Cell Therapy (ISCT), the Alliance for Regenerative Medicine (ARM), Tissue Engineering & Regenerative Medicine International Society (TERMIS), Society for Cryobiology, International Society for Biological and Environmental Repositories (ISBER), American Society for Cell Biology, and the Society for In Vitro Biology. Dr. Mathew is a member of, the Board of Directors, and Advisory Panel, of the Parent’s Guide to Cord Blood Foundation, the Scientific Advisory Board of HemaCare Corporation, the founding Board of Directors of the Cord Blood Association, the NIST-AMTech National Cell Manufacturing Consortium, the California Institute for Regenerative Medicine (CIRM) Clinical Advisory Panel, the Business Advisory Board of RoosterBio Inc., and the Scientific Advisory Board of SAVSU Technologies. Dr. Mathew has obtained UCLA Corporate Governance Program Certification.

Michael Rice has been President and Chief Executive Officer and a director of the Company since August 2006, and was chairman of the Board from August 2007 to November 2013. Mr. Rice has more than 30 years of leadership and entrepreneurial experience in the medical and high-tech industries. He was most recently the senior business development manager for medical and wireless products at AMI Semiconductor, from October 2004 to August 2006. From October 2000 to August 2006, Mr. Rice also served as the director of marketing and business development at Cardiac Science, Inc., a manufacturer of automated external defibrillators. Prior to that, from May 1998 to October 2000, he was the Vice President, Sales and Marketing for TEGRIS Corporation, a privately held network services provider. Mr. Rice also spent 12 years, from May 1986 to May 1998 at Physio Control Corporation in several sales and marketing management roles prior to its acquisition by Medtronic Inc. The Board has determined that Mr. Rice is qualified to serve as a director because it values management’s insight.

Marcus Schulz, was appointed Vice President, Global Sales on May 18, 2020, effective July 1, 2020. Mr. Schulz joined the Company in August 2019 as Vice President of Sales, evo® Platform. In that role, Mr. Schulz supported the Company’s partnerships with specialty couriers that market the evo cold chain management platform to the regenerative medicine market. Prior to joining the Company, Mr. Schulz served in a variety of strategic business development and executive sales leadership roles with companies including Siemens Healthcare (2000-2009, most recently as Director, Strategic National Accounts), Johnson & Johnson (2010-2012, most recently as Sales Director), Aramark Healthcare Technologies (2012-2013, most recently as Director of Business Development), Abbott Laboratories (2013-2015, most recently as Executive Director, Healthcare Improvement), Belimed, AG (2015-2016, most recently as Executive Director, Strategic Solutions Group) and most recently, GE Healthcare (2016-2019, most recently as General Manager, National Accounts), where he managed a $1 billion annual revenue strategic account.

Raymond W. Cohen joined the Board in May 2006 and has served as Chairman of the Board since November 2013. Mr. Cohen is an accredited public company director with extensive operating and corporate governance experience holding positions on the boards of publicly listed life science companies. Mr. Cohen currently serves as the Chief Executive Officer and member of the board of directors of Axonics Modulation Technologies, Inc., (NASDAQ: AXNX), a manufacturer of neuromodulation devices. From mid-2010 to late 2012, Mr. Cohen served as Chief Executive Officer of Vessix Vascular, Inc. until Vessix was acquired by Boston Scientific Corporation. Previously, from 1997 to 2006, Mr. Cohen served as Chairman and Chief Executive Officer of NASDAQ listed Cardiac Science, Inc., which in 2004 was ranked as the 4th fastest growing technology company in North America on Deloitte & Touche’s Fast 500 listing. In 2008, Mr. Cohen was named by AeA as the Private Company Life Science CEO of the Year. Mr. Cohen was named Entrepreneur of the Year in 2002 by the Orange County Business Journal and was a finalist for Ernst & Young’s Entrepreneur of the Year in the medical company category in 2004. Mr. Cohen holds a B.S. in Business Management from Binghamton University. The board has determined that Mr. Cohen is qualified to serve as a director because of his extensive experience with public companies.

Thomas Girschweiler was a member of our Board from 2003 to March 2014 and joined the Board again in May 2015. Mr. Girschweiler has been engaged in corporate financing activities on his own behalf since 1996. From 1981 to 1996, he was an investment banker with Union Bank of Switzerland. Mr. Girschweiler is a graduate of the Swiss Banking School. The Board has determined that Mr. Girschweiler is qualified to serve as a director because of his experience in corporate financing activities and his status as a significant stockholder.

Andrew Hinson joined the Board in February 2007. Mr. Hinson currently serves as a consultant to the biotechnology industry specializing in matters of clinical and regulatory affairs. Mr. Hinson served as Vice President of Clinical and Regulatory Affairs for LoneStar Heart, Inc. from 2004 to 2016. Mr. Hinson previously served as the Senior Director of research and clinical development at AnGes MG, Inc. (TSE: 4563) a biotechnology firm engaged in the development and commercialization of novel gene and cell therapies for the treatment of cardiovascular disease. Prior to that Mr. Hinson had a long career with Procter & Gamble Pharmaceutical (NYSE:PG) holding multiple technical and management positions in research, clinical development and medical affairs. Mr. Hinson has diverse experience in the cell and gene therapy markets and extensive experience with regulatory affairs and clinical development of new therapies for cardiac, neurologic, and gastrointestinal diseases. The Board has determined that Mr. Hinson is qualified to serve as a director because of his experience and knowledge of companies in the biotechnology space.

Joseph Schick joined the Board in November 2013. He has 13 years of experience as a Chief Financial Officer spanning four different mid-sized companies in various industries. Prior to his experience as a Chief Financial Officer, Mr. Schick worked in various roles for seven years at Expedia (NASDAQ: EXPE), including Senior Vice President of Finance. From this background, Mr. Schick has significant experience with SEC reporting, strategic planning, and mergers and acquisitions. Mr. Schick started his career with Arthur Andersen and is a CPA who received his B.S. in Accounting from the University of Illinois. He is also on various non-profit boards and completed the Director Certification program at UCLA. The Board has determined that Mr. Schick is qualified to serve as a director because of his financial experience with public companies.

Except as otherwise provided by law, each director shall hold office until either their successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. Officers serve at the discretion of the Board.

There are no family relationships between any of our director nominees or executive officers and any other of our director nominees or executive officers.

BOARD OF DIRECTORS

Overview

Our Bylaws provide that the size of our Board is to be determined from time to time by resolution of the Board but shall consist of at least three members. Our Board presently consists of five members. Our Board has determined three of our directors– Messrs. Cohen, Hinson, and Schick – to be independent under the rules of the NASDAQ Stock Market, after taking into consideration, among other things, those transactions described under “Certain Transactions”. Mr. Cohen serves as Chairman of the Board and is an independent director. Therefore, The Board does not have a lead director; however, recognizing that the Board is composed almost entirely of outside directors, in addition to the Board’s strong committee system (as described more fully below), we believe this leadership structure is appropriate for the Company and allows the Board to maintain effective oversight of management.

At each annual meeting of stockholders, members of our Board are elected to serve until the next annual meeting and until their successors are duly elected and qualified. If the nominees named in this proxy statement are elected, the Board will consist of five persons.

Committees of the Board of Directors

The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each committee operates pursuant to a written charter that may be viewed on our website at www.biolifesolutions.com. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

The following table sets forth the current composition of the three standing committees of our Board:

Name	Board	Audit	Compensation	Nominating and Governance
Mr. Rice	X
Mr. Cohen	Chair	X	Chair	X
Mr. Hinson	X	X	X	Chair
Mr. Schick (financial expert)	X	Chair	X	X
Mr. Girschweiler	X

Audit Committee. Our Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; and monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation.

In addition, the Audit Committee’s role includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense.

The Board has determined that all members of our Audit Committee meet the independence and financial literacy standards of the NASDAQ Stock Market and applicable SEC rules.  The Board of Directors has determined that Mr. Schick is an “audit committee financial expert” as defined by the rules of the SEC.

Please see the section entitled “Report of the Audit Committee of the Board of Directors” for further matters related to the Audit Committee.

Compensation Committee. The purpose of the Compensation Committee is to discharge its fiduciary responsibilities relating to the compensation of executive officers, the organizational structure, succession, retention and training policies and review and oversight of benefit programs. Our Compensation Committee is responsible for reviewing the recommendations of our Chief Executive Officer and Chief Financial Officer, making recommendations to the Board regarding the compensation of our executive officers, and ensuring that the total compensation paid to the executive officers is reasonable and competitive, and does not promote excessive risk taking. In making its recommendation to the Board, the Compensation Committee considers the results of the most recent stockholder advisory vote on executive compensation. The Chief Executive Officer may not be present during voting or deliberation on his compensation. The Compensation Committee is also responsible for reviewing and making recommendations to the Board regarding director and committee member compensation. In addition, the Compensation Committee approves and has oversight over our bonus plans for executive officers and/or stock-based compensation plans and oversight of our overall compensation plans and benefit programs, including approval and oversight of grants.

In discharge of its duties related to administration of executive bonus plans, the Compensation Committee may, subject to the terms of each plan, delegate authority to management for the day-to-day non-material administration of such plans. Further, the Compensation Committee may, subject to the terms of each plan, delegate authority to management to make grants to non-executive officers under stock-based compensation plans.

The Compensation Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Committee, other than in-house legal counsel, only after taking into consideration the six factors outlined in Rule 10C-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In considering and determining compensation levels, the Compensation Committee reviews independent and externally generated compensation data, in accordance with Rule 10C-1 of the Exchange Act.

The members of the Compensation Committee are independent directors within the meaning of the listing standards of the NASDAQ Stock Market.

Nominating and Governance Committee. Our Nominating and Governance Committee’s primary purpose is to evaluate candidates for membership on our Board and make recommendations to our Board regarding candidates; make recommendations with respect to the composition of our Board and its committees; provide guidance to our human resources, legal, and finance departments relating to director orientation programs; recommend corporate governance principles applicable to the Company; manage periodic review, discussion and evaluation of the performance of our Board, its committees and its members and oversee and monitor compliance with our Code of Business Conduct and Ethics. The Nominating and Governance Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense.

All members of our Nominating and Governance Committee are independent under the listing standards of the NASDAQ Stock Market.

The Nominating and Governance Committee will consider candidates recommended by stockholders in accordance with the procedures set forth in our Bylaws, and prior to the date it recommends a slate of director nominees to the Board. Pursuant to the Nominating and Governance Committee Charter, there is no difference in the manner in which a nominee recommended by a stockholder or otherwise is evaluated.

In carrying out its function to nominate candidates for election to our Board, the Nominating and Governance Committee considers the Board’s mix of skills, experience, character, commitment and diversity—diversity being broadly construed to mean a variety of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements and needs of our Board at that point in time. In reviewing potential candidates, the Committee will also consider all relationships between any proposed nominee and any of our stockholders, competitors, customers, suppliers or other persons with a relationship to the Company. The Nominating and Governance Committee believes that each candidate should be an individual who has demonstrated exceptional ability and judgment, who are willing and able to make a sufficient time commitment to the Company, and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

The Nominating and Governance Committee’s methods for identifying candidates for election to our Board include the solicitation of ideas for possible candidates from a number of sources, including from members of our Board, our executive officers, individuals who our executive officers or Board members believe would be aware of candidates who would add value to our Board and through other research. The Nominating and Governance Committee may, from time to time, retain, for a fee, one or more third-party search firms to identify suitable candidates. The Nominating and Governance Committee will consider all candidates identified through the processes described above, and will evaluate each candidate, including incumbents, based on the same criteria.

The Nominating and Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

Number of Meetings

The Board held a total of eight meetings during 2019. Our Audit Committee held four meetings in 2019, our Compensation Committee held one meeting in 2019 and our Nominating and Governance Committee held one meeting during 2019. Each incumbent director attended 100% of the total number Board meetings and the total number of Board committee meetings.

Board Member Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are encouraged to attend these annual meetings. Four of the Company’s directors attended the last annual meeting of stockholders held on June 12, 2019.

Director Compensation

 Each of our non-employee directors, during the year ended December 31, 2019, non-employee directors were compensated with an annual retainer fee of $50,000. In addition, the Board Chairman was compensated an additional $100,000 for the year. Committee chairpersons were compensated with additional annual retainers as follows:

Annual Retainer

Audit Committee Chairman	$10,000
Nominating and Governance Committee Chairman	$5,000

A total of $315,000 in cash director compensation was recorded during the year ended December 31, 2019. The following table sets forth information regarding compensation earned by our non-employee directors for the year ended December 31, 2019.

Name(1)	Annual Cash Retainer ($)	Board and Committee Chair Fees ($)	Total Compensation ($)
Raymond Cohen	50,000	100,000	150,000
Thomas Girschweiler	50,000	––	50,000
Andrew Hinson	50,000	5,000	55,000
Joseph Schick	50,000	10,000	60,000

(1)	Michael Rice did not receive any additional compensation for his services as a director.

Codes of Business Conduct and Ethics

We believe in sound corporate governance practices and have always encouraged our employees, including officers and directors to conduct business in an honest and ethical manner. Additionally, it has always been our policy to comply with all applicable laws and provide accurate and timely disclosure.

Accordingly, the Board has adopted a formal written code of ethics for all employees. The Board has adopted an additional corporate code of ethics for its Chief Executive Officer, Chief Financial Officer and other senior financial officers, which is intended to be a “code of ethics” as defined by applicable SEC rules. The Code of Ethics is publicly available on our website at http://investors.biolifesolutions.com/corporate-governance. The code of ethics is designed to deter wrongdoing and promote honest and ethical conduct and compliance with applicable laws and regulations. These codes also incorporate what we expect from our executives so as to enable us to provide accurate and timely disclosure in our filings with the SEC and other public communications. Any amendments made to the Code of Ethics will be available on our website.

Stockholder Communications with Directors

Stockholders wishing to communicate with the Board or with a particular member or committee of the Board should address communications to the Board, or to an individual member or committee as follows:  c/o BioLife Solutions, Inc., Attention: Corporate Secretary, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021.  All communications will be relayed to that addressee.  From time to time, the Board may change the process through which stockholders communicate with the Board or its members or committees. There were no changes in this process in 2019 or as of the date hereof. Please refer to our website at www.biolifesolutions.com for any future changes in this process.  The Board or the particular director or committee of the Board to which a communication is addressed will, if it deems appropriate, promptly refer the matter either to management or to the full Board depending on the nature of the communication.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding the compensation, for services rendered in all capacities to us during 2019 and 2018, of our current principal executive officer and our two other most highly compensated executive officers at the end of 2019 (together, the “named executive officers”).

Name and Principal Positions (a)	Year (b)	Salary ($) (c)(1)	Bonus ($) (d)		Stock Awards ($) (e)		All Other Compensation ($) (f)		Total ($) (g)

Michael Rice	2019	530,000	119,250	(2)	1,592,520	(3)	—		2,241,770
President, Chief Executive Officer and Director	2018	450,000	67,500		112,500	(4)	61,937	(5)	691,397

Aby J. Mathew	2019	419,750	47,222	(6)	744,644	(7)	—		1,211,616
Executive Vice President and Chief Scientific Officer	2018	365,000	54,750		91,248	(8)	—		510,998

Roderick de Greef	2019	402,500	45,281	(9)	707,767	(10)	—		1,155,548
Chief Operating Officer and Chief Financial Officer	2018	350,000	52,500		87,498	(11)	—		489,998

(1)	Reflects base salary earned in each applicable period.
(2)	Performance bonus earned in 2019 was paid out in 12,991 restricted stock awards in lieu of cash, which will fully vest on September 25, 2020.
(3)

Represents fair value of 35,497 shares of time-vested restricted stock and 35,497 market-based restricted stock granted on February 25, 2019. The time-vested stock award vested 1/4 of the shares on February 25, 2020 with the remainder vesting quarterly over 3 years. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our total shareholder return during the period beginning on January 1, 2019 through December 31, 2020 as compared to the total shareholder return of 20 of our peers.

(4)	Represents 18,750 shares of time-vested stock granted on January 1, 2018. This award vested 1/4 of the shares on January 1, 2019 with the remainder vesting quarterly over 3 years.
(5)	Amounts represent vacation payout to cover taxes on stock awards for vesting periods in 2018
(6)	Performance bonus earned in 2019 was paid out in 5,144 restricted stock awards in lieu of cash, which will fully vest on September 25, 2020.
(7)

Represents fair value of 16,598 shares of time-vested restricted stock and 16,598 market-based restricted stock granted on February 25, 2019. The time-vested stock award vested 1/4 of the shares on February 25, 2020 with the remainder vesting quarterly over 3 years. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our total shareholder return during the period beginning on January 1, 2019 through December 31, 2020 as compared to the total shareholder return of 20 of our peers.

(8)	Represents 15,208 shares of time-vested stock granted on January 1, 2018. This award vested 1/4 of the shares on January 1, 2019 with the remainder vesting quarterly over 3 years.
(9)	Performance bonus earned in 2019 was paid out in 4,933 restricted stock awards in lieu of cash, which will fully vest on September 25, 2020.
(10)

Represents fair value of 15,776 shares of time-vested restricted stock and 15,776 performance-based restricted stock granted on February 25, 2019. The time-vested stock award vested 1/4 of the shares on February 25, 2020 with the remainder vesting quarterly over 3 years. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our total shareholder return during the period beginning on January 1, 2019 through December 31, 2020 as compared to the total shareholder return of 20 of our peers.

(11)	Represents 14,583 shares of time-vested stock granted on January 1, 2018. This award vested 1/4 of the shares on January 1, 2019 with the remainder vesting quarterly over 3 years.

 Outstanding Equity Awards at December 31, 2019

The following table sets forth information concerning the outstanding equity awards as of December 31, 2019 granted to the named executive officers.

	OPTION AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Michael Rice	229,226	––	––	1.64	12/20/2021(2)
Michael Rice	375,000	––	––	2.06	5/4/2025(3)
Michael Rice	93,750	6,250	––	1.90	3/15/2026(4)
Michael Rice	70,833	29,167	––	1.78	2/7/2022(5)

Aby J. Mathew	37,966	––	––	1.40	2/5/2020(1)
Aby J. Mathew	55,451	––	––	1.12	2/11/2021(1)
Aby J. Mathew	197,707	––	––	1.64	12/20/2021(2)
Aby J. Mathew	17,857	––	––	1.40	2/15/2022(1)
Aby J. Mathew	10,000	––	––	3.70	4/21/2024(1)
Aby J. Mathew	229,837	––	––	2.06	5/4/2025(6)

Roderick de Greef	6,919	––	––	1.64	12/20/2021(2)
Roderick de Greef	43,750	6,250	––	1.76	3/4/2026(7)
Roderick de Greef	79,625	24,375	––	1.81	5/3/2026(8)

(1)	This award is fully vested.
(2)	This award is fully vested.
(3)	This award is fully vested.
(4)	This award vested 1/4 of the total shares on March 15, 2017 and, thereafter, vested and continues to vest in 36 equal monthly increments.
(5)	This award vested 1/4 of the total shares on February 7, 2018 and, thereafter, has vested and continues to vest in 36 equal monthly increments.
(6)	This award vested 1/4 of the total shares on May 4, 2016 and, thereafter, has vested and will continue to vest in 36 equal monthly increments.
(7)	This award vested 1/4 of the total shares on March 4, 2017 and, thereafter, has vested and will continue to vest in 36 equal monthly increments.
(8)	This award vested 1/4 of the total shares on May 3, 2017 and, thereafter, has vested and will continue to vest in 36 equal monthly increments.

Name (a)	Grant Date (b)	Number of shares or units of stock that have not vested (#) (c)	Market value of shares of units of stock that have not vested(1) ($) (d)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (e)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (f)
Michael Rice	1/1/2018	10,547(2)	170,650	––	––
Michael Rice	2/25/2019	35,497(3)	574,341	35,497(4)	574,341

Aby J. Mathew	1/1/2018	8,555(5)	138,420	––	––
Aby J. Mathew	2/25/2019	16,598(6)	268,556	16,598(4)	268,556

Roderick de Greef	1/1/2018	8,203(7)	132,725	––	––
Roderick de Greef	2/25/2019	15,776(8)	255,256	15,776(4)	255,256

(1)

The dollar amounts shown in columns (d) and (f) are determined by multiplying the number of shares or units shown in column (c) or (e), as applicable, by $16.18, the closing price of BioLife’s common stock on December 31, 2019.

(2)	10,547 unvested time-based RSAs subject to this award are scheduled to vest in 9 equal quarterly increments, provided that Mr. Rice continues to be employed with BioLife through the vesting dates.
(3)

35,497 time-based RSAs subject to this award are schedule to vest 1/4 on 2/25/2020 and, thereafter, will vest in 12 equal quarterly increments, provided that Mr. Rice continues to be employed with BioLife through the vesting dates.

(4)

The target number of market-based RSAs is shown. Between 0% and 200% of the target number of market-based RSAs vest depending on BioLife’s Relative Total Shareholder Return (“TSR”) compared to a group of 20 peers over the relevant two-year performance period.

(5)	8,555 unvested time-based RSAs subject to this award are scheduled to vest in 9 equal quarterly increments, provided that Mr. Mathew continues to be employed with BioLife through the vesting dates.
(6)

16,598 time-based RSAs subject to this award are schedule to vest 1/4 on 2/25/2020 and, thereafter, will vest in 12 equal quarterly increments, provided that Mr. Mathew continues to be employed with BioLife through the vesting dates.

(7)	8,203 time-based RSAs subject to this award are scheduled to vest in 9 equal quarterly increments, provided that Mr. de Greef continues to be employed with BioLife through the vesting dates.
(8)

15,776 time-based RSAs subject to this award are schedule to vest 1/4 on 2/25/2020 and, thereafter, will vest in 12 equal quarterly increments, provided that Mr. de Greef continues to be employed with BioLife through the vesting dates.

Engagement of Executive Compensation Firm

 In 2019, we engaged an independent executive compensation firm, FW Cook, to review our current compensation practices and make recommendations to the Compensation Committee and the full Board regarding the compensation paid to our executive officers. With consideration to the recommendations of FW Cook, including an evaluation of the compensation practices of a like-situated peer group of public life science companies, our Compensation Committee recommended and our Board approved a salary increase in February 2019 for Mr. Rice (see “Employment Agreements” below), cash bonus targets for our executive officers (up to 60% of base salary for Mr. Rice and up to 30% of base salary for the remaining executive officers) and the issuance of additional equity based compensation to our executive officers based on our attainment of certain performance metrics for fiscal 2019.

Specifically, our executive officers were granted service-based restricted stock awards (approximately 94,000 shares of restricted stock in the aggregate vesting over four years) and performance-based restricted stock awards (approximately 94,000 shares of restricted stock in the aggregate). The performance-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each executive officer based on our total shareholder return during the period beginning on January 1, 2019 through December 31, 2020 as compared to the total shareholder return of 20 of our peers (such peers having been determined by our Compensation Committee with assistance of FW Cook immediately prior to the grant date).

Employment Agreements

The Company entered into an employment agreement with Michael Rice, Chief Executive Officer, effective January 1, 2018 for a salary of $450,000 per year. Subsequently, on November 19, 2018, the Compensation Committee approved a salary increase to $517,500 effective January 1, 2019. With consideration to the recommendations of FW Cook described above, on February 23, 2019, the Compensation Committee approved a salary increase to $530,000 effective February 15, 2019. The agreement provides that if Mr. Rice’s employment is terminated without “Cause” (other than by reason of death or disability) or if he resigns for “Good Reason,” he is entitled to a lump sum payment equal to 12 months’ salary, an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums and unvested stock options, awards, or other equity grants shall immediately fully vest; If Mr. Rice’s employment is terminated upon or within 90 days following a “Change in Control”, Mr. Rice is entitled to a lump sum payment equal to 24 months’ salary and an amount equal to the cost of 24 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums.

The Company entered into an employment agreement with Aby Mathew, Ph.D., Chief Technology Officer, effective January 1, 2018 for a salary of $365,000 per year. Subsequently, on November 19, 2018, the Compensation Committee approved a salary increase to $419,750 effective January 1, 2019. The agreement provides that if Mr. Mathew’s employment is terminated without “Cause” (other than by reason of death or disability) or if he resigns for “Good Reason,” he is entitled to a lump sum payment equal to 12 months’ salary, an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums and unvested stock options, awards, or other equity grants shall immediately fully vest; If Mr. Mathew’s employment is terminated upon or within 90 days following a “Change in Control”, Mr. Mathew is entitled to a lump sum payment equal to 12 months’ salary and an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums.

The Company entered into an employment agreement with Roderick de Greef, Chief Financial Officer, effective January 1, 2018 for a salary of $350,000 per year. Subsequently, on November 19, 2018, the Compensation Committee approved a salary increase to $402,500 effective January 1, 2019. The agreement provides that if Mr. de Greef’s employment is terminated without “Cause” (other than by reason of death or disability) or if he resigns for “Good Reason,” he is entitled to a lump sum payment equal to 12 months’ salary, an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums and unvested stock options, awards, or other equity grants shall immediately fully vest; If Mr. de Greef’s employment is terminated upon or within 90 days following a “Change in Control”, Mr. de Greef is entitled to a lump sum payment equal to 18 months’ salary and an amount equal to the cost of 18 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums.

For purposes of each of these employment agreements, a “Change in Control” means (i) the consummation of a merger or consolidation of the Company with or into another entity, (ii) the dissolution, liquidation or winding up of the Company or (iii) the sale of all or substantially all of the Company’s assets. The foregoing notwithstanding, a merger or consolidation of the Company shall not constitute a “Change in Control” if immediately after such merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of such continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to such merger or consolidation.

Under each employment agreement, “Cause” means the Company’s belief that any of the following has occurred: (i) any breach of the employment agreement by the executive officer; (ii) any failure to perform assigned job responsibilities that continues unremedied for a period of 10 days after written notice to the executive officer by the Company; (iii) the executive officer’s malfeasance or misconduct in connection with the executive officer’s duties under the employment agreement or any act or omission of the executive officer which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, (iv) commission of a felony or misdemeanor or failure to contest prosecution for a felony or misdemeanor; (v) the Company’s reasonable belief that the executive officer engaged in a violation of any statute, rule or regulation, any of which in the judgment of the Company is harmful to the business or to Company’s reputation; (vi) the Company’s reasonable belief that the executive officer engaged in unethical practices, dishonesty or disloyalty; or (vii) any reason that would constitute “cause” under the laws the State of Washington.

Under each employment agreement, “Good Reason” for the executive officer to terminate his or her employment means the following: (i) the Company’s material breach of the terms of the employment agreement or any other written agreement between the executive officer and Company; (ii) the assignment to the executive officer of any duties that are substantially inconsistent with or materially diminish the executive officer’s position prior to execution of the employment agreement; (iii) a material reduction of the executive officer’s salary, other than as a result of a general salary reduction affecting substantially all Company employees; (iv) any failure by the Company to obtain the assumption of the employment agreement by any successor or assign of the Company; or (v) a requirement that the executive officer be based at any office or location more than 50 miles from the executive officer’s primary work location prior to the effective date of the employment agreement.

Second Amended and Restated 2013 Performance Incentive Plan

The Second Amended and Restated 2013 Performance Incentive Plan and the award agreements entered into thereunder include certain provisions that may result in a payment to, or acceleration of vesting of awards held by, a named executive officer in connection with a change in control. A change in control is defined as: (a) the acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (b) a merger or consolidation of the Company with any other entity, whether or not the Company is the surviving entity in such transaction, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation; (c) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (d) the approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

In the event of a change in control, the Administrator (as defined in the plan) has the discretion to provide in each award agreement for (i) the vesting of options to accelerate automatically upon a change in control of the Company (as defined in the plan) and (ii) the assumption of awards by the acquiring or successor entity (or parent thereof) or replacement by such entity with new options or other incentives upon a change in control of the Company. The terms of the Company’s outstanding option agreements under the plan provide for accelerated vesting upon the occurrence of the change in control transaction, provided, that the Administrator in its sole discretion may provide for the purchase or exchange of each option for an amount of cash or other property having a value equal to the difference between (x) the value of the cash or other property that you would have received pursuant to the change in control transaction in exchange for the shares issuable upon exercise of the option had the option been exercised immediately prior to the change in control transaction, and (y) the exercise price of the option. Outstanding options shall terminate and cease to be exercisable upon consummation of a change in control except to the extent that such awards are assumed by the successor entity pursuant to the terms of the change in control transaction. The Administrator shall give written notice of a proposed change in control transaction to the holder not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 12, 2020, the Record Date, certain information regarding the beneficial ownership of Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares thereof; (ii) each director and nominee of the Company; (iii) each named executive officer of the Company; and (iv) all of the Company’s current directors and executive officers (including executive officers that are not named executive officers) as a group. This table is based upon information supplied by officers, directors, and principal stockholders and Schedule 13D(s) and Schedule 13G(s) filed with the SEC.

Name and Address of Beneficial Owner	Common Stock	Percentage of Class
Directors and Executive Officers
Thomas Girschweiler(1)	3,115,299	13.7%
Michael Rice (Officer and Director)(2)	816,881	3.7%
Aby J. Mathew (Officer) (3)	694,009	3.2%
Roderick de Greef (Officer)(4)	128,993	0.6%
Andrew Hinson (Director)(5)	50,175	0.2%
Raymond Cohen (Director) (6)	23,388	0.1%
Joseph Schick (Director) (7)	11,875	0.1%
Total shares owned by Executive Officers and Directors (10 persons) (8)	5,535,049	22.3%
5% Stockholders
Walter Villiger(9)	5,642,797	24.0%
WAVI Holding AG(10)	5,092,797	22.2%
Taurus4757 GmbH(11)	3,064,496	13.5%
Casdin Capital, LLC (12)	2,468,571	11.6%

Shares of Common Stock subject to options and warrants that are exercisable or will be exercisable within 60 days of May 12, 2020 are deemed outstanding for computing the number of shares beneficially owned. The percentage of the outstanding shares held by a person holding such options or warrants includes those currently exercisable or exercisable within 60 days of May 12, 2020, but such options and warrants are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, we believe that the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the business address of each person listed is in care of 3303 Monte Villa Parkway, #310, Bothell, WA 98021.

(1)

Includes options to purchase 46,428 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days from May 12, 2020, 4,375 share of Common Stock to be issued pursuant to a restricted stock award, 1,520,302 shares of Common Stock held indirectly through Mr. Girschweiler’s wholly-owned entity named Taurus4757 GmbH and 1,544,194 shares of Common Stock issuable upon exercise of warrants held by Taurus4757 GmbH.

(2)

Includes options to purchase 602,142 shares of Common Stock issuable under stock options exercisable within 60 days from May 12, 2020 and 83,742 shares of Common Stock to be issued pursuant to restricted stock awards.

(3)

Includes options to purchase 480,852 shares of Common Stock issuable under stock options exercisable within 60 days from May 12, 2020 and 52,698 shares of Common Stock to be issued pursuant to restricted stock awards.

(4)

Includes options to purchase 70,919 shares of Common Stock issuable under stock options exercisable within 60 days from May 12, 2020 and 50,428 shares of Common Stock to be issued pursuant to restricted stock awards.

(5)

Includes options to purchase 35,714 shares of Common Stock issuable under stock options exercisable within 60 days from May 12, 2020 and 4,375 shares of Common Stock to be issued pursuant to a restricted stock award.

(6)	Includes 6,563 shares of Common Stock to be issued pursuant to a restricted stock award.
(7)

Includes options to purchase 5,000 shares of Common Stock issuable under stock options exercisable within 60 days from May 12, 2020 and 4,375 shares of Common Stock to be issued pursuant to a restricted stock award.

(8)

Includes the securities listed in footnotes 1-7, in addition to 48,012 shares of Common Stock, options to purchase 557,532 shares of Common Stock issuable under stock options exercisable within 60 days from May 12, 2020 and 88,885 shares of Common Stock to be issued pursuant to restricted stock awards held by executive officers of the Company that are not named executive officers.

(9)

Includes 3,315,586 shares of Common Stock held indirectly through Mr. Villiger’s wholly-owned entity named WAVI Holding AG, 550,000 shares of Common Stock issuable upon exercise of warrants held by Mr. Villiger and 1,777,211 shares of Common Stock issuable upon exercise of warrants held by WAVI Holding AG. The business address of Mr. Villiger is Hurdnerstrasse 10 Postfach 8640 Hurden Switzerland V8.

(10)	Includes 1,777,211 shares of Common Stock issuable upon exercise of warrants. The business address of WAVI Holding AG is Paradiesstrasse 25 Jona V8 CH 8645.
(11)	Includes 1,544,194 shares of Common Stock issuable upon exercise of warrants. The business address of Taurus4757 GmbH is Wissmannstrasse 15, CH-8057 Zurich, Switzerland.
(12)

Based on a Schedule 13G/A filed on February 6, 2020. Consists of 2,468,571 shares of Common Stock. The business address of Casdin Capital, LLC is 1350 Avenue of the Americas, Suite 2405, New York, New York 10019.

 Changes in Control

The Company knows of no arrangements resulting in a change in control of the Company. No officer, director, promoter, or affiliate of the Company has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2018, there has not been, nor has there been proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than as described above under the headings “Executive Compensation” and “Board of Directors—Director Compensation” and other than the transactions described below.  Each of the transactions described below was reviewed and approved or ratified by the Audit Committee of the Board. It is anticipated that any future transactions between us and our officers, directors, principal stockholders and affiliates will be on terms no less favorable to us than could be obtained from unaffiliated third parties. In accordance with our Audit Committee’s charter, all such transactions will be reviewed and approved by our Audit Committee and a majority of the independent and disinterested members of the Board.

On May 17, 2018 we redeemed from WAVI Holding AG 25%, or 1,063 shares of Series A Redeemable Preferred stock outstanding for $1,063,000. On November 27, 2018 we redeemed the remaining 3,187 shares of Series A Redeemable Preferred stock outstanding for $3,187,000. There are no Series A shares outstanding and no accrued preferred dividends as of December 31, 2018.

On May 14, 2020, we entered into separate warrant exercise agreements with WAVI Holding AG and Taurus4757 GmbH, an entity wholly owned by Thomas Girschweiler, one of our directors, pursuant to which the warrant holders immediately exercised their respective warrants via a “cashless” exercise as agreed to by the Company. As a result of the cashless exercise, we issued an aggregate of 2,747,970 shares of Company common stock upon cashless exercise of an aggregate of 3,871,405 warrants.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, filed electronically with the SEC during the year ended December 31, 2019, the Company believes that all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis during the year ended December 31, 2019, except that each of Raymond Cohen and Walter Villiger filed one late Form 4 with Mr. Cohen’s Form 4 reporting two transactions and Mr. Villiger’s Form 4 reporting two transactions.

PRINCIPAL ACCOUNTANTS

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed by our current independent accountants, BDO USA, LLP (“BDO”), for professional services rendered in the fiscal year ended December 31, 2019. BDO did not provide any services in 2018.

2019

Audit fees(1)	$214,645
Audit related fees(2)	––
Tax fees(3)	––
All other fees(4)	––

Total	$214,645

The following table sets forth the aggregate fees billed by our previous independent accountants, Peterson Sullivan (“PS”) for professional services rendered in the fiscal years ended December 31, 2019 and 2018.

	2019	2018

Audit fees(5)	$84,224	$177,000
Audit related fees(2)	76,022	6,350
Tax fees(3)	––	––
All other fees(4)	––	––

Total	$160,246	$183,350

(1)

Audit fees consist of professional services for the audit of our annual financial statements, audit of our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagement for those fiscal years.

(2)

Audit-related fees consist of assurance and related services reasonably related to the performance of the audit or review of our financial statements that are not reported under the heading Audit fees above. In the years ended December 31, 2019 and 2018, we incurred Audit-related fees in connection with audits and reviews of companies we acquired.

(3)

There were no fees paid that would be considered “Tax fees” in 2019 or 2018. Fees to be disclosed under this category would be for professional services for tax compliance, tax advice, and tax planning.

(4)

There were no fees paid that would be considered “All Other fees” in 2019 or 2018. Fees to be disclosed under this category would be for products and services other than those described under the headings Audit fees, Audit-related fees and Tax fees above.

(5)

Audit fees consist of professional services for the audit of our annual financial statements, audit of our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act, and review of financial statements included in our Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagement for those fiscal years.

Changes in Certifying Accountant

On November 1, 2019, the partners and professional staff of PS, which was engaged as the independent registered public accounting firm of the Company BDO. As a result of this transaction, PS resigned as the Company's independent registered public accounting firm on December 12, 2019. On December 13, 2019, following the resignation of PS, the Company, through and with the approval of its Audit Committee, appointed BDO as its independent registered public accounting firm.

The reports of PS on the financial statements of the Company for the fiscal years ended December 31, 2018 and 2017, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2018 and 2017, and through December 10, 2019, there were no disagreements between the Company and PS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PS, would have caused PS to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements.  During the Company’s past fiscal years ended December 31, 2018 and 2017, and the interim period through December 12, 2019, PS did not advise the Company of any of the matters specified in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PS with a copy of the report on Form 8-K in which this disclosure was initially disclosed in accordance with Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that PS furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agreed with the above statements and, if it did not agree, the respects in which it does not agree.  A copy of the letter from PS is filed as Exhibit 16.1 to that Form 8-K.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee must pre-approve all services to be performed for us by our independent auditors. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between regularly scheduled meetings of the Audit Committee, the Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve services, in which case the chairman communicates such pre-approval to the full Audit Committee at its next meeting. The Audit Committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During the years ended December 31, 2019 and 2018, all services billed by BDO and Peterson Sullivan were pre-approved by the Audit Committee in accordance with this policy.

Attendance at Annual Meeting

As of the date of this proxy statement, the Company does not know whether representatives from BDO will be online at the Annual Meeting and available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee discussed the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).. The Audit Committee also has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the accountant’s independence and considered the compatibility of non-audit services with the auditors’ independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2019.

Respectfully submitted,

AUDIT COMMITTEE

Joseph Schick, Chairman
Raymond Cohen
Andy Hinson

PROPOSALS

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Overview

Our Bylaws provide that the size of our Board is to be determined from time to time by resolution of the Board but shall consist of at least three members. Our Board presently consists of five members. Each of our current directors has been nominated for reelection.

Nominees

Upon the recommendation of our Nominating and Governance Committee, and after due consideration of the qualifications of each of the nominees as described above, the Board has nominated the following individuals to serve until his successor is duly elected and qualified, unless he resigns, is removed or otherwise is disqualified from serving as a director of the Company:

Michael Rice

Raymond Cohen

Thomas Girschweiler

Andrew Hinson

Joseph Schick

We have been advised by each of the director nominees that he is willing to be named as a nominee and each is willing to begin or continue to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other persons as may be designated by the Board.

Vote Required

A plurality of the shares present in person online or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees. The five nominees receiving the highest number of affirmative votes cast at the Annual Meeting will be the elected as our directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Recommendation

The Board recommends that stockholders vote FOR the election of each of the above-listed nominees.

Unless marked otherwise, proxies received will be voted FOR the election of each of these director nominees.

PROPOSAL NO. 2 – APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the following proposal, commonly known as a “Say on Pay” proposal, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules.

Our goal for our executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for our success, and thereby increase stockholder value. We believe that our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our stockholders. We urge stockholders to read the section titled “Executive Compensation” elsewhere in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2019.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This “say-on-pay” proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this proxy statement. Accordingly, we will ask our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of BioLife Solutions, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the BioLife Solutions proxy statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”

This say-on-pay vote is advisory, and therefore, is not binding on us, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, and to the extent that this resolution is not approved by a majority of the votes properly cast, we may review and consider the results of this advisory vote in future compensation deliberations.

Vote Required

The approval, on an advisory basis, of the stockholders by a majority of the votes properly cast at the meeting is being sought to approve the compensation of our named executive officers as disclosed in this proxy statement.

Recommendation

Our Board recommends that stockholders vote FOR the approval on an advisory basis of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL NO. 3 – CONDUCTING FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Act, public companies are generally required to include in their proxy solicitations at least once every six years an advisory vote on whether an advisory vote on named executive officer compensation (such as the say-on-pay proposal that is included in this proxy statement) should occur every one, two or three years. It is management’s belief, and the recommendation of our Board, that this non-binding advisory vote should occur every three years.

We believe we have effective executive compensation practices. Our Board believes that providing our stockholders with an advisory vote on named executive officer compensation every three years will encourage a long-term approach to evaluating our executive compensation policies and practices. In contrast, focusing on executive compensation over an annual or biennial period would focus on short-term results rather than long-term value creation, which is inconsistent with our compensation philosophy, and could be detrimental to us, our employees and our financial results.

Moreover, our Board does not believe that a short review cycle will allow for a meaningful evaluation of our performance against our compensation practices, as any adjustment in pay practices would take time to implement and to be reflected in our financial performance and in the price of our Common Stock. As a result, an advisory vote on executive compensation more frequently than every three years would not, in our judgment, allow stockholders to compare executive compensation to our performance. Currently, we hold an advisory vote every year.

Lastly, we believe that conducting an advisory vote on executive compensation every three years would allow us adequate time to compile meaningful input from stockholders on our pay practices and respond appropriately. This would be more difficult to do on an annual or biennial basis, and we believe that both we and our stockholders would benefit from having more time for a thoughtful and constructive analysis and review of our compensation policies.

For the above reasons, our Board recommends that stockholders approve holding an advisory vote on named executive officer compensation every three years.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years, or you may abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every year, two years, or three years, that receives the highest number of votes cast for this resolution will be determined to be the stockholders’ preferred frequency with which BioLife Solutions, Inc. is to hold a stockholder advisory vote regarding the executive compensation of its named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules.”

Vote Required

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by stockholders. However, because the vote on this Proposal is only advisory in nature and is not binding on us or our Board, our Board will review and consider the results of the vote, but may decide that it is in our best interests and the best interests of our stockholders to hold an advisory vote on the compensation of our named executive officers more or less frequently than the option approved by our stockholders.

Recommendation

Our Board recommends that stockholders vote FOR three years for the frequency of conducting future stockholder advisory votes on named executive officer compensation.

PROPOSAL NO. 4 – AMENDMENT TO THE SECOND AMENDED AND RESTATED 2013 PERFORMANCE INCENTIVE PLAN

Overview

Our Board has approved the amendment (the “Amendment”) to our Second Amended and Restated 2013 Performance Incentive Plan (as amended, the “Plan”), which is our primary plan for providing equity incentive compensation to our eligible employees, directors and consultants. We are amending the Plan solely to increase the number of our shares of common stock available for issuance under the Plan from 4,100,000 to 5,000,000.

Our Board believes that the number of shares of Common Stock subject to the Plan remaining available is insufficient to achieve the purpose of the Plan. Therefore, our Board believes the Amendment is necessary to allow flexibility in granting awards to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in us, which interest may be measured by reference to the value of our Common Stock.

As of May 27, 2020, and excluding the requested share increase, 100,655 shares of common stock remain available for future grants of awards under the Plan. If stockholders approve the Amendment, the total number of shares available for grants under the Plan would be 5,000,000 shares of Common Stock and approximately 1,000,655 shares of common stock will be available for new grants under the Plan. The full text of the proposed Amendment is set out in Appendix A to this Proxy Statement.

Description of the Plan (as proposed to be amended)

The following is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan.

Purposes of the Plan. The purposes of the Plan are to enhance the ability of the Company and any parent or subsidiary corporation of the Company whether now existing or hereafter created or acquired (an “Affiliated Company”) to attract and retain the services of officers, qualified employees, directors and outside consultants and service providers to the Company, upon whose judgment, initiative and efforts the successful conduct and development of the Company’s businesses largely depends, and to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company that coincides with the financial interests of the Company’s stockholders.

Shares Reserved for Issuance. If the stockholders approve the Amendment, we will be authorized to issue up to an aggregate of 5,000,000 shares of common stock pursuant to options or restricted share awards granted under the Plan, plus any shares of common stock that have or do become available pursuant to termination or expiration of options granted under any of our other equity compensation plans and outstanding on the Original Approval Date; provided that not more than 5,000,000 shares of common stock may be issued pursuant to options that are designated “incentive stock options.”

In the event that all or any portion of any shares issued upon exercise of an option granted or offered under the Plan can no longer under any circumstances be exercised or purchased due to the forfeiture or cancellation of all or any portion of such option, the shares of common stock allocable to the unexercised portion of such option, will become available for grant or issuance under the Plan.

In the event that restricted shares offered under the Plan are reacquired by the Company, for any reason, the shares so reacquired will become available for grant or issuance under the Plan.

In the event that all or any portion of any shares issued upon exercise of an option granted or offered under the Plan are reacquired by the Company for any reason other than the cancellation or forfeiture of all or any portion of such option, the shares of common stock allocable to the reacquired portion of such option, will not become available for grant or issuance under the Plan.

 Additionally, the number of shares available for issuance under the Plan will be subject to adjustment in the event of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other similar change in the capital structure of the Company.

Administration. The Plan is to be administered by an “Administrator,” which, under the Plan, shall be either the Board of Directors or a committee appointed by the Board of Directors, or the Chief Executive Officer of the Company in the circumstances described below. Subject to the provisions of the Plan, the Administrator has full authority to implement, administer and make all determinations necessary under the Plan.

Subject to applicable law, the Board of Directors may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any outstanding option or restricted share award without his or her consent. Unless previously terminated by the Board of Directors, the Plan will terminate on April 25, 2023.

Eligibility. The Plan provides that awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or an Affiliated Company, as may be determined by the Administrator. In no event may any officer or employee be granted options under the Plan for more than 400,000 shares of our common stock in any one calendar year. However, in connection with his or her initial service to the Company, an officer or employee may be eligible to be granted options for up to 400,000 shares of our common stock during the calendar year which includes such individual’s initial service to the Company.

The actual number of individuals who will receive awards under the Plan cannot be determined in advance because the Administrator has discretion to select the participants. Nevertheless, as of May 27, 2020, 10 officers and directors of the Company and approximately 155 other employees of the Company would be eligible to participate in the Plan.

Terms of Options. As discussed above, the Administrator determines many of the terms and conditions of awards granted under the Plan, including whether an option will be an “incentive stock option” (ISO) or a “non-qualified stock option” (NQSO). Each option is evidenced by an agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the Plan):

●

Vesting and Exercisability: Options become vested and exercisable within such periods and subject to such conditions as determined by the Administrator and as set forth in the related stock option agreement, provided that options must expire no later than ten years from the date of grant (five years with respect to an ISO granted to an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliated Company (a “10% Stockholder”)).

●

Exercise Price: The exercise price of options shall not be less than the fair market value of a share of common stock at the time the option is granted. The exercise price of any ISO granted to a 10% Stockholder shall not be less than 110% of the fair market value of a share of common stock at the time of grant, subject to limited exception. The Administrator may not reprice any outstanding options, either through an adjustment to the exercise price or through the cancellation of an option and regrant of a new option. Further, at any time when the exercise price of an option is above the fair market value of a share of common stock, the Administrator may not cancel that option in exchange for a cash payment without the approval of the Company’s stockholders.

●

Method of Exercise: Payment of the exercise price may be made, in the discretion of the Administrator and subject to any legal restrictions, in cash, by check, by delivery of shares of our common stock, by waiver of compensation due or accrued to the optionee for services rendered, or any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by the Administrator and applicable law.

●

Termination of Service: Options cease vesting on the date of termination of service or the death or disability of the optionee, unless specified as otherwise in individual employment agreements. Options granted under the Plan generally expire three months after the termination of the optionee’s service, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service due to disability. However, if the optionee is terminated for cause (e.g., for committing an alleged criminal act or intentional tort against the Company), the Administrator may cause the optionee’s options to expire upon termination. In addition, if a blackout applies to the optionee on the last trading day during the three-month post-termination exercise period, the option will generally be exercisable until the tenth day following the expiration of the blackout.

●

Cancellation and Rescission: Any unexpired, unpaid or deferred options may be cancelled, rescinded, suspended, withheld or otherwise limited or restricted by the Administrator at any time, unless otherwise specified in the related stock option agreement, if the optionee is not in compliance with all applicable provisions of the related stock option agreement and the Plan, or if the optionee engages in any: (i) unauthorized disclosure to anyone outside the Company, or unauthorized use in other than the Company’s business, of any confidential information or material relating to the Company’s business, acquired by the optionee either during or after employment with the Company; (ii) failure or refusal to promptly disclose and assign to the Company all right, title and interest in any invention or idea made or conceived by the optionee during employment with the Company that relates in any manner to the actual or anticipated business, research or development work of the Company; or (iii) activity that results in termination of the optionee’s employment for cause.

●

Change in Control: The Administrator has the discretion to provide in each award agreement for (i) the vesting of options to accelerate automatically upon a change in control of the Company (as defined in the Plan) and (ii) the assumption of awards by the acquiring or successor entity (or parent thereof) or replacement by such entity with new options or other incentives upon a change in control of the Company (as defined in the Plan). In the past, the Company has granted, and in the future the Company intends to grant, award agreements which provide for such acceleration of vesting and/or assumption of awards. In addition, the Administrator may at its discretion provide for other vesting arrangements in option agreements.

●

Additional Restrictions. No ISOs may be granted to an optionee under the Plan if the aggregate fair market value (determined at the time of grant) of the common stock, with respect to which ISOs first become exercisable by such optionee in any calendar year under any equity compensation plan of the Company or an Affiliated Company, exceeds $100,000. Options are nontransferable, other than by will or the laws of descent and distribution or in any manner permitted by the Administrator that is not prohibited by applicable law; provided, however, that no option shall be assignable or transferable in exchange for consideration.

Terms of Restricted Stock Awards. Each restricted share award is evidenced by a restricted stock purchase agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the Plan):

●	Vesting. Shares subject to a restricted share award may become vested over time or upon completion of performance goals set out in advance.

●

Purchase Price. Each restricted stock purchase agreement states the purchase price, which may not be less than the minimum lawful amount under applicable state law. Payment of the purchase price, if any, may be made, in the discretion of the Administrator and subject to any legal restrictions, in cash, by check, by delivery of shares of our common stock, by waiver of compensation due or accrued to the participant for services rendered, or any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by the Administrator and applicable corporate law. Without limiting the generality of the foregoing, the Administrator may determine to issue restricted shares as consideration for continued employment or the achievement of specified performance goals or objectives.

●

Termination of Service. Restricted share awards shall vest in accordance with the terms of a stock purchase agreement, which shall specify the date or dates, the performance goal(s) or objectives that must be achieved, and any other conditions on which the restricted share awards shall vest. Such agreement may provide, in the discretion of the Administrator, that we shall have the right, exercisable at the discretion of the Administrator, to repurchase, at the original purchase price, any restricted shares that have not vested as of the date of termination of the recipient’s employment, service as a director or service provider status.

●

Change of Control. In the event of a change in control of the Company (as defined in the Plan), restricted share awards will generally be treated in the same manner as options under the Plan, as described under “Terms of Options”, “Change in Control” above.

●	Additional Restrictions. Restricted shares are nontransferable except as specifically provided in the restricted stock purchase agreement and in certain limited circumstances provided in the Plan.

Vote Sought

The proposal to amend the Plan will be approved if approved by a majority of the votes properly cast on this proposal.

Recommendation

The Board recommends that stockholders vote “FOR” the Amendment to the Second Amended and Restated 2013 Performance Incentive Plan.

OTHER BUSINESS

We know of no other matters to be submitted to the stockholders at the Annual Meeting.  If any other matters properly come before the stockholders at the Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent as the Board may recommend.

ANNUAL REPORT ON FORM 10-K

On May 15, 2020, we filed our annual report on Form 10-K for the year ended December 31, 2019.  We have sent to our stockholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access via the Internet our 2020 proxy statement and annual report on Form 10-K for the year ended December 31, 2019.  Stockholders who received a paper copy of our 2020 proxy statement were also sent a copy of our annual report on Form 10-K for the year ended December 31, 2019.  Stockholders who wish to obtain additional copies of our annual report on Form 10-K may do so without charge by contacting us through one of the following methods:

Email:	proxy@biolifesolutions.com
Telephone:	(425) 402-1400
Facsimile:	(425) 402-1433
Mail:	Corporate Secretary, BioLife Solutions, Inc.
3303 Monte Villa Parkway, Suite 310
Bothell, Washington 98021

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than January 29, 2021, which is 120 calendar days prior to the anniversary date of the mailing of this proxy statement. Stockholders are advised to review the discussion above under the heading “Board of Directors – Nominating and Governance Committee” for additional information on the process to nominate directors to the Board, which discussion is incorporated by reference.

The proxies to be solicited by us through our Board for our 2021 Annual Meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at that meeting, unless we receive notice of such stockholder’s proposal not later than April 14, 2021, which is 45 calendar days prior to the anniversary date of the mailing of this proxy statement.

Nominations of persons for election to our Board may be made by or at the direction of the Board or by any stockholder entitled to vote for the election of directors at the meeting that complies with Section 3.3 of our Bylaws.  Pursuant to Section 3.3 of our Bylaws, a stockholder wishing to nominate a candidate for election to the Board at the 2021 Annual Meeting is required to give written notice addressed to our Corporate Secretary of his or her intention to make such a nomination. The notice of nomination must be received by the Corporate Secretary not less than 45 days nor earlier than 90 days prior to the date of the 2021 Annual Meeting in order to be considered for nomination; provided, however, that in the event that less than 55 days’ notice or prior public disclosure of the date of the 2020 Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of 2021 Annual Meeting is mailed or such public disclosure is made.  The notice of nomination must include the nominee’s name, age, business address, residence address, principal occupation or employment, and any other information required by Section 3.3 of our Bylaws or by applicable laws or regulations.

Stockholder proposals and director nominations must be in writing and should be addressed to c/o BioLife Solutions, Inc., Attention: Corporate Secretary, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021. It is recommended that stockholders submitting proposals or nominations direct them to our Corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before this year’s Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael Rice
Michael Rice
President and Chief Executive Officer

May 29, 2020
Bothell, Washington

APPENDIX A

Form of

Amendment No. 1 to the

BioLife Solutions, Inc.

Second Amended and Restated 2013 Performance Incentive Plan

This Amendment No. 1 (the “Amendment”) to the BioLife Solutions, Inc. Second Amended and Restated 2013 Performance Incentive Plan (as amended, the “Plan”), is made effective as of _________, 2020 by BioLife Solutions, Inc. (the “Company”).

WITNESSETH:

WHEREAS, the Plan was originally adopted by the Company’s Board of Directors on April 25, 2013and approved by the Company’s stockholders on June 20, 2013, was amended and restated by the Company’s Board of Directors on February 19, 2015 and approved by the Company’s stockholders on May 4, 2015, and was again amended and restated by the Company’s Board of Directors on April 5, 2017 and approved by the Company’s stockholders on May 25, 2017;

WHEREAS, the Board has the authority pursuant to Article 9 of the Plan to amend the Plan subject to the approval of the stockholders entitled to vote in accordance with applicable law;

WHEREAS, the Board desires to amend the Plan to further increase the aggregate number of shares of common stock that may be issued under the Plan; and

WHEREAS, on or about May 19, 2020, the Board approved Amendment No. 1 and recommend its approval to the stockholders;

NOW, THEREFORE, pursuant to the power of amendment set forth in the Plan and subject to the approval of Company’s stockholders, the Plan is hereby amended as follows effective upon the approval by the stockholders of Amendment No. 1:

1. The references to “4,100,000 shares” in the first paragraph of Article 4.1 of the Plan is replaced in their entirety with “5,000,000 shares”.

2. Except as hereinabove amended and modified, the Plan shall remain in full force and effect.

3. A majority of votes cast by the Stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Amendment No. 1 to the Plan was considered, has duly approved this Amendment No. 1 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan is made effective this ________ day of _______, 2020.

BioLife Solutions, Inc.

By: __________________________
Name:
Title:

BIOLIFE SOLUTIONS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time July 8, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BLFS2020**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time July 8, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D18480-P41597 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOLIFE SOLUTIONS, INC.

The Board of Directors recommends you vote FOR each of the following director Nominees:	**For All**	**Withhold All**	**For All Except**
1. Election of Directors	☐	☐	☐

Nominees:

01) Michael Rice
02) Raymond Cohen
03) Thomas Girschweiler
04) Andrew Hinson
05) Joseph Schick

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To approve, on a non-binding, advisory basis the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote for conducting future stockholder advisory votes on the compensation of named executive officers every three years:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. To select, on a non-binding, advisory basis the frequency of conducting future stockholder advisory votes on named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
4. To approve an amendment to the Second Amended And Restated 2013 Performance Incentive Plan to increase the aggregate number of shares of common stock which may be issued under the plan from 4,100,000 to 5,000,000 shares.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D18481-P41597

BIOLIFE SOLUTIONS, INC.
Annual Meeting of Stockholders
July 9, 2020 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael Rice and Roderick de Greef, and each of them, with the power to act without the other and with the power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the shares of BioLife Solutions, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on July 9, 2020 or any adjournments thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR CONDUCTING FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS EVERY THREE YEARS UNDER PROPOSAL 3, FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side